UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2019

BLUE RIDGE BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia	033-25507	54-1470908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17 West Main Street Luray, Virginia		22835
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (540) 743-6521

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 15, 2019, Blue Ridge Bankshares, Inc. (“Blue Ridge”) completed its acquisition of Virginia Community Bankshares, Inc. (“VCB”). The merger of VCB with and into Blue Ridge (the “Merger”) was effected pursuant to the terms and conditions of the Agreement and Plan of Reorganization, dated as of May 13, 2019, between Blue Ridge and VCB, and a related Plan of Merger (together, the “Merger Agreement”). Immediately after the Merger, Virginia Community Bank, VCB’s wholly-owned bank subsidiary, merged with and into Blue Ridge Bank, National Association (“Blue Ridge Bank”), Blue Ridge’s wholly-owned bank subsidiary.

Pursuant to the Merger Agreement, former holders of shares of VCB common stock had the right to elect to receive either $58.00 in cash or 3.05 shares of Blue Ridge common stock for each share of VCB common stock held. Shareholder elections are subject to adjustment so that 60% of the shares of VCB common stock are exchanged for Blue Ridge common stock and 40% of the shares of VCB common stock are exchanged for cash. Each share of common stock of Blue Ridge outstanding immediately prior to the Merger remained outstanding and was unaffected by the Merger.

This description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 to this Current Report on Form 8-K. A copy of the press release announcing the completion of the Merger is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement and effective as of the date of the Merger, A. Pierce Stone, Andrew C. Holzwarth, and Mark W. Sisk, former members of the VCB board of directors, were appointed to the boards of directors of Blue Ridge and Blue Ridge Bank. They will serve until the 2020 annual meeting of shareholders of Blue Ridge, at which time each will stand for election to serve in one of the Blue Ridge board’s three classes of directors. As of the date of this report, Messrs. Stone, Holzwarth, and Sisk have not been appointed to any committee of Blue Ridge’s board.

Messrs. Stone, Holzwarth, and Sisk will be compensated at the same rate as other members of the boards of directors of Blue Ridge and Blue Ridge Bank. Non-employee members of the boards of directors of Blue Ridge and Blue Ridge Bank currently receive a $7,200 annual retainer, with the exception of the Chairman, who receives a $12,000 annual retainer. They also receive $600 for each regular meeting of the Blue Ridge board attended, and $250 for each committee meeting attended, with the committee chairmen receiving $400. Additionally, directors receive $500 for attending any special meeting of the Blue Ridge board.

Item 5.07	Submission of Matters to Vote of Security Holders.

On December 12, 2019, Blue Ridge held a special meeting of shareholders to consider and vote on (1) a proposal to approve the Merger Agreement (the “Merger Proposal”), and (2) a proposal to adjourn the special meeting to a later date or dates, if necessary to solicit additional proxies to approve the Merger Agreement (the “Adjournment Proposal”).

As of October 24, 2019, the record date for the special meeting, there were 4,345,666 shares of Blue Ridge common stock outstanding and entitled to vote. At the special meeting, there were present in person or by proxy 4,025,315 shares of Blue Ridge common stock, which constituted a quorum to conduct business at the meeting.

Proposal 1: Merger Proposal

The Merger Proposal was approved by holders of more than two-thirds of the outstanding shares of Blue Ridge common stock, which was sufficient for approval under Blue Ridge’s articles of incorporation and Virginia law. The voting results for the Merger Proposal are set forth in detail below.

For	Against	Abstain	Non-votes
3,319,853	698,277	7,185	0

Proposal 2: Adjournment Proposal

Blue Ridge did not propose adjournment or postponement of the special meeting because there were sufficient votes to approve the Merger Proposal. The voting results for the Adjournment Proposal are set forth in detail below.

For	Against	Abstain	Non-votes
3,300,375	698,549	26,391	0

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of the businesses acquired.

The financial statements required by Rule 8-04 of Regulation S-X were previously filed with Blue Ridge’s Registration Statement on Form S-4 (File No. 333-233148), which became effective on October 31, 2019, and, pursuant to General Instruction B.3 of Form 8-K, are not filed with this Current Report on Form 8-K.

(b)	Pro forma financial information.

The financial statements required by Rule 8-05 of Regulation S-X were previously filed with Blue Ridge’s Registration Statement on Form S-4 (File No. 333-233148), which became effective on October 31, 2019, and, pursuant to General Instruction B.3 of Form 8-K, are not filed with this Current Report on Form 8-K.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization, dated as of May 13, 2019, between Blue Ridge Bankshares, Inc. and Virginia Community Bankshares, Inc. (incorporated by reference to Exhibit 2.1 to Blue Ridge’s Registration Statement on Form S-4 filed on August 8, 2019).

99.1	Press release, dated December 16, 2019, announcing the completion of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Ridge Bankshares, Inc. (Registrant)

Date: December 18, 2019	By:	/s/ Amanda G. Story
Amanda G. Story
Chief Financial Officer

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